CCG INVESTOR RELATIONS • STRATEGIC COMMUNICATIONS

April 15, 2010

Mr. Raj-Mohinder Gurm,
Chief Executive Officer
P2 Solar, Inc.
Unit 204, 13569 - 79
Surrey, British Columbia
CANADA V3W 2W3

RE: LETTER OF ENGAGEMENT
Commencement of Investor Relations and Website Project

Dear Mr. Gurm:

We are delighted to commence a program of investor relations activities and website project on behalf of P2 Solar, Inc. ("Company") under a new arrangement proposed herein. By separate cover and documentation we have submitted a strategic plan entitled, "P2 Solar, Inc. Investor Relations Strategic Plan," detailing our intended activities. The objective of such Program is to assist the company in the execution of its investor relations strategy and website project.

We propose that the official commencement date of our activities under this arrangement be April 19, 2010, subject to the signed acceptance of the terms outlined herein.

In this relationship, CCG Investor Relations ("CCG") agrees to comply fully with all securities regulations, industry guidelines and applicable laws. Additionally, our firm shall maintain the confidentiality of all Information (defined below) of P2 Solar, Inc. not cleared by the company for public release.

P2 Solar, Inc. will disclose to CCG documents and information reasonably necessary for the performance of CCG's duties hereunder ("Information") and CCG undertakes from the start date of this agreement and for a continuous period of no less than twelve (12) months after the termination of this and all subsequent agreements ("the Confidentiality Period"):

(i) to treat the Information as strictly confidential; and

(ii) not to disclose the Information to any third party; and

(iii) to use the Information only in relation to work requested by P2 Solar, Inc.; and

(iv) to use at least the same degree of care to avoid disclosure or use of Information as it employs with respect to its own proprietary information of like importance.

The obligations above shall not apply to the Information or part of the Information:

(v) which at the time of disclosure is already in the public domain or which after disclosure becomes lawfully part of the public domain; and/or

(vi) which CCG can show was legally in its possession at the time of the disclosure by P2 Solar, Inc.; and/or

(vii) if obtained from or through a third party which was in the possession of the Information lawfully and not in consequence of any breach of confidentiality owed by such third party to P2 Solar, Inc.; and/or

(viii) is required to be disclosed pursuant to any applicable law, decree, regulation, rules or order of any competent authority and jurisdiction.

All Information delivered by P2 Solar, Inc. to CCG pursuant to this Agreement and/or any copy made by CCG shall be promptly returned by CCG to P2 Solar, Inc upon request to do so and at the latest at the expiry of the Agreement.

P2 Solar, Inc. agrees to indemnify and hold harmless CCG, including its affiliates, shareholders, officers and employees (the "Indemnitees"), from and against any and all losses, claims, damages, expenses and/or liabilities which CCG may incur based upon information, representations, reports or data furnished by P2 Solar, Inc. with respect to itself, and which are approved by P2 Solar, Inc. for use by CCG. Such indemnification shall include, but not be limited to, expenses (including all attorney's fees), judgments, and amounts paid in settlement actually and reasonably incurred by CCG in connection with an action, suit or proceeding brought against CCG and/or its shareholders, officers or employees. CCG shall have sole control of the defense of any such Claims and all negotiations for the settlement, or compromise thereof. None of the Indemnities herein shall settle any Claims without the prior written consent of P2 Solar, Inc. Each indemnitee shall give prompt written notice to P2 Solar, Inc. of any such Claims and fully cooperate with P2 Solar, Inc. with

respect to all matters relating to this agreement. If any action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorney's fees.

The term of this agreement shall be for a period of twelve (12) months commencing on April 19, 2010 through April 18, 2011. P2 Solar, Inc. shall have a one time right to terminate this agreement, without penalty, by providing thirty (30) days advanced written notice to CCG during the month of September, 2010 providing for a cancellation of services in October, 2010. Following the primary term of the engagement, this agreement will continue on a month-to-month basis thereafter and may be terminated by either party by providing thirty (30) days advanced written notice by registered mail, or express mail delivery by a major carrier or an e-mail acknowledged by both parties.

In consideration for investor relations services CCG shall receive a retainer of $11,000.00 per month, upon invoice at the beginning of the month and each month thereafter during the term of this agreement, plus approved out-of-pocket expense. The monthly retainer is based on a $200 per hour blended billing rate. Monthly expenses incurred while engaging in investor relations activities on behalf of P2 Solar, Inc. shall be itemized and invoiced at the beginning of each month hereafter and are due within ten (10) days of receipt by P2 Solar, Inc. Commitments to vendors and others outside of CCG for the purchase of goods and services related to our carrying out the subject activities in excess of $300 will first be approved by P2 Solar, Inc. and billed directly. A more detailed description of potential out of pocket expenses is outlined in the enclosed "Summary of Client Payment and Expense Reimbursement Policy."

Separate and independent from the program of investor relations activities provided herein, CCG proposes to commence work on the design and development of P2 Solar, Inc. website upon signature of this agreement. We expect total working time of 45 business days. The actual delivery date will be affected by the response time from P2 Solar as well as from third party vendors. The important elements to the timely completion of the website are management's prompt feedback and approval to our website's proposal and rapid turnaround on all content required to finalize the site. Some of the content is required to be provided by management and then reviewed by our financial writing team.

In terms of designing your total corporate website (in English only) CCG will design, cooperating with management, to provide content, build the site and proof the initial layout. Other third party services associated with the completion of the project include web hosting and on-going

LOS ANGELES
10960 Wilshire Blvd.
Suite 2050
Los Angeles, CA 90024
TEL. (310) 477-9800
bill.coffin@ccgir.com

BEIJING
Room 8B-10, 8/F, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing 100004, P.R. China

TEL AVIV
Triangle Building
3 Azrieli Center
Tel Aviv, Israel
TEL. (972) 54-552-3521
crocker.coulson@ccgir.com

NEW YORK
1325 Avenue of the Americas
Suite 2800
New York, NY 10119
TEL. (212) 245-1010
crocker.coulson@ccgir.com

SHANGHAI
12 F Platinum Plaza
233 Tai Cang Road
Xintiandi
Shanghai 200020, P.R. China
TEL. (86) 21-5175-7781
mellissa.kong@ccgir.com

EMAIL: info@ccgir.com
www.ccgir.com
www.ccgirasia.com

FRANKFURT
Gutleutstrasse 75
D-60329
Frankfurt/Main Germany
TEL. (49) 0 69-959083-10

SÃO PAULO
Avenida Nações Unidas, 12.995
20° andar
Brooklin, São Palo, SP, CEP: 04578-911
TEL: (0xx11) 3529-3777

HONG KONG
Suite 22, Level 7 Two Exchange Square
8 Connaught Place
Central, Hong Kong

maintenance. Bids for web hosting services will be provided separately. Once the site is live, any maintenance of the site thereafter will be charged by CCG at $30 per hour.

In consideration for such website services CCG shall receive a one time payment of $5,000.00 which is due upon signature of this agreement. Amounts due, are to be transmitted by electronic wire transfer to the account of CCG Investor Relations.

Pricing for the investor relations web page(s) is a separate cost to be determined based on the service provider selected and the option package chosen. We recommend QuoteMedia, which charges a one-time setup fee of $150 and provides automated updates for company stock quote information, press releases and SEC filings for $300 per month.

Licensing fees for images incurred while engaging in website development activities are not included in the aforementioned pricing plan. Commitments to vendors and others outside of CCG for the purchase of goods and services related to our carrying out the subject activities in excess of $300 will first be approved by P2 Solar, Inc. and billed directly.

From time-to-time P2 Solar, Inc. may request services from CCG that are outside the scope of the Investor Relations Strategic Plan (the "Additional Services"). CCG will invoice P2 Solar, Inc. separately for the Additional Services plus any out-of-pocket expense associated with the Additional Services. Unless otherwise agreed to in writing by CCG and P2 Solar, Inc., the fee for the Additional Services shall be computed by multiplying the hourly rate of the CCG employee(s) providing the Additional Services by the number of hours (or portion of an hour) worked. Payment for the Additional Services will be due within ten (10) days of receipt P2 Solar, Inc. No services outside of scope shall be delivered and no additional fees shall be invoiced without prior written approval by P2 Solar, Inc.

As a condition of this Agreement and in recognition of the fact that CCG's employees are an essential part of CCG's continued operation and success, P2 Solar, Inc. agrees that, if at any time, P2 Solar, Inc. desires to employ or offer employment to any current or former employee of CCG who provided services to P2 Solar, Inc. on behalf of CCG, this may be accomplished only by written agreement between CCG and P2 Solar, Inc. As an essential term of any such written agreement, P2 Solar, Inc. agrees to pay a reasonable buy-out fee which P2 Solar, Inc. acknowledges shall amount to a minimum of 200% of the subject employee's annual salary.

LOS ANGELES
10960 Wilshire Blvd.
Suite 2050
Los Angeles, CA 90024
TEL. (310) 477-9800
bill.coffin@ccgir.com

BEIJING
Room 8B-10, 8/F, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing 100004, P.R. China

TEL AVIV
Triangle Building
3 Azrieli Center
Tel Aviv, Israel
TEL. (972) 54-552-3521
crocker.coulson@ccgir.com

NEW YORK
1325 Avenue of the Americas
Suite 2800
New York, NY 10119
TEL. (212) 245-1010
crocker.coulson@ccgir.com

SHANGHAI
12 F Platinum Plaza
233 Tai Cang Road
Xintiandi
Shanghai 200020, P.R. China
TEL. (86) 21-5175-7781
mellissa.kong@ccgir.com

EMAIL: info@ccgir.com
www.ccgir.com
www.ccgirasia.com

FRANKFURT
Gutleutstrasse 75
D-60329
Frankfurt/Main Germany
TEL. (49) 0 69-959083-10

SÃO PAULO
Avenida Nações Unidas, 12.995
20' andar
Brooklin, São Palo, SP, CEP: 04578-911
TEL: (0xx11) 3529-3777

HONG KONG
Suite 22, Level 7 Two Exchange Square
8 Connaught Place
Central, Hong Kong

CCG Investor Relations • Strategic Communications

Failure to follow this procedure will constitute a breach of this Agreement. This provision shall remain in effect for one year after the subject employee last performs any services for P2 Solar, Inc. on behalf of CCG.

Should the terms outlined herein meet with your approval, please sign and enter the date as provided below. Retain a copy for your files and express an original to us along with payment in the amount of $11,000.00 for the first month's retainer and $5,000.00 for the one time website fee. Upon execution, we would also greatly appreciate your faxing us a copy of this document so that we have official notification of engagement as well as authority to proceed on your behalf with the P2 Solar, Inc. investor relations program.

On behalf of the partners and entire staff at CCG, we wish to thank you for your confidence in us and retaining our firm. The account team looks forward to working with you now and in the future toward mutually beneficial goals.

This Agreement is entered into this date in Los Angeles, California and shall be governed by the laws of California.

Accepted for:
CCG Investor Relations

[signature]

Crocker Coulson, President

April 15, 2010
Date

Accepted for:
P2 Solar, Inc.

[signature]

Raj-Mohinder Gurm, CEO

Apr. 19, 2010.
Date

LOS ANGELES
10960 Wilshire Blvd.
Suite 2050
Los Angeles, CA 90024
TEL. (310) 477-9800
bill.coffin@ccgir.com

BEIJING
Room 8B-10, 8/F, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing 100004, P.R. China

TEL AVIV
Triangle Building
3 Azrieli Center
Tel Aviv, Israel
TEL. (972) 54-552-3521
crocker.coulson@ccgir.com

NEW YORK
1325 Avenue of the Americas
Suite 2800
New York, NY 10119
TEL. (212) 245-1010
crocker.coulson@ccgir.com

SHANGHAI
12 F Platinum Plaza
233 Tai Cang Road
Xintiandi
Shanghai 200020, P.R. China
TEL. (86) 21-5175-7781
mellissa.kong@ccgir.com

EMAIL: info@ccgir.com
www.ccgir.com
www.ccgirasia.com

FRANKFURT
Gutleutstrasse 75
D-60329
Frankfurt/Main Germany
TEL. (49) 0 69-959083-10

SÃO PAULO
Avenida Nações Unidas, 12.995
20° andar
Brooklin, São Palo, SP, CEP: 04578-911
TEL: (0xx11) 3529-3777

HONG KONG
Suite 22, Level 7 Two Exchange Square
8 Connaught Place
Central, Hong Kong